Exhibit 10.1

EIGHTH AMENDMENT TO THE

UNSECURED PROMISSORY NOTE

THIS EIGHTH AMENDMENT TO THE UNSECURED PROMISSORY NOTE (this “Eighth Amendment”), effective as of July 27, 2020, is by and between Flux Power, Inc., a California corporation (“Borrower”), and Cleveland Capital, L.P. (“Holder”), Holder and Borrower, each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, the Borrower, Flux Power Holdings, Inc., and the Holder entered into that certain Loan Agreement dated July 3, 2019 (the “Loan Agreement”), pursuant to which the Holder provided a loan to the Company in the amount of One Million Dollars ($1,000,000) (the “Loan”) pursuant to the terms and conditions of the Loan Agreement. In connection with the Loan, the Borrower issued a certain Unsecured Promissory Note dated July 3, 2019 (the “Original Note”), as amended pursuant to the First Amendment to the Unsecured Promissory Note dated September 1, 2019 (the “First Amendment”), the Second Amendment to the Unsecured Promissory Note dated December 3, 2019 (the “Second Amendment”), the Third Amendment to the Unsecured Promissory Note dated December 31, 2019 (the “Third Amendment”), the Fourth Amendment to the Unsecured Promissory Note dated March 31, 2020 (the “Fourth Amendment”), the Fifth Amendment to the Unsecured Promissory Note dated April 30, 2020 (the “Fifth Amendment”), the Sixth Amendment to the Unsecured Promissory Note dated May 29, 2020 (the “Sixth Amendment”), and the Seventh Amendment to the Unsecured Promissory Note dated June 30, 2020 (the “Seventh Amendment” and together with the Original Note, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, the “Amended Note”).

WHEREAS, the maturity date for the Loan under the Amended Note is July 31, 2020.

WHEREAS, the Parties desire to amend the Amended Note to change the maturity date from “July 31, 2020” to “August 31, 2020.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Maturity Date. Section 1(b) of the Amended Note is hereby deleted in its entirety and shall be amended to read in its entirety as follows:

“(b) “Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) August 31, 2020 (the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined below); provided, however, the Borrower shall make periodic payments of interest and principal within ten (10) days upon receipt of cash from accounts receivables identified in Schedule A (“Receivables”), an amount equal to 100% of cash received from such Receivables. Such payments shall be applied first to the payment of unpaid interest and second to reduce the outstanding Principal amount.”

1

2. Accrued Interest to Date. As additional consideration, the Parties agree that all accrued and unpaid interest on the Principal Amount as of July 27, 2020, which equals the amount of $968,603 shall be converted into the Principal Amount and shall earn interest per the Amended Note.

3. Miscellaneous.

3.1 Except as expressly amended and modified by this Eighth Amendment, the Amended Note is and shall continue to be in full force and effect in accordance with the terms thereof.

3.2 This Eighth Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.3 The Eighth Amendment shall be construed in accordance and governed by the internal laws of the State of California.

3.4 The headings contained in this Eighth Amendment are for ease of reference only and shall not be considered in construing this Eighth Amendment.

IN WITNESS WHEREOF, the Parties have caused this Eighth Amendment to be executed by its authorized representative as of the date set forth above.

BORROWER:

Flux Power, Inc.,
a California corporation

/s/ Ronald F. Dutt
Ronald F. Dutt, President and Chief Executive Officer

HOLDER:

Cleveland Capital, L.P.

By:	/s/ Wade Massad
Wade Massad, Co-Managing Member, GP

2